ADDENDUM A

MASTER BUSINESS AGREEMENT SCHEDULE

BDB ENTERTAINMENT GROUP, INC. AND MAJOR LEAGUE FOOTBALL

PARAGRAPH 2C IS HEARBY AMENDED TO EXTEND THE DATE UPON WHICH THE CUSTOMER IS TO RECEIVE CAPITAL FUNDING OF THREE MILLION DOLLARS (3,000,000.00) TO APRIL 15, 2019. BOTH PARTIES ACKNOWLEDGE THAT BDB HAS CONTINUED TO PERFORM THE SERVICES UNDER THE AGREEMENT AND HAS RECEIVED AN ADVANCE DEPOSIT OF FIFTY THOUSAND DOLLARS ($50,000.00) FOR SERVICES THEREUNDER. THE BALANCE DUE SHALL BE PAID UPON RECEIPT OF THE ABOVE MENTIONED TOTAL OF THREE MILLION DOLLARS (3,000,000.00).

ADDENDUM ACCEPTED AND ACKNOWLEDGED:

COMPANY: BDB ENTERTAINMENT GROUP, INC.

Signature: [signature]

Name: William L. Lyons

Title: Sec-Treasurer

Date: 3-19-2019

CUSTOMER: MAJOR LEAGUE FOOTBALL, INC.

Signature: [signature]

Name: Francis J Murtha

Title: SR EX V.P, Acting President

Date: 3/19/2019

EXHIBIT